Exhibit 99.3

3000 N Sam Houston Pkwy E – Houston, Texas 77032
Phone (281) 871-4000

December 15, 2015

Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Attention: Alan Crain

Re: Section 9.2(a) of the Merger Agreement
Ladies and Gentlemen:
Reference is made to that certain Agreement and Plan of Merger among Halliburton Company, a Delaware corporation (“Parent”), Red Tiger LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (together with Parent, “Halliburton”), and Baker Hughes Incorporated, a Delaware corporation (“Baker Hughes” and, together with Halliburton, the “Parties”), dated as of November 16, 2014 (the “Merger Agreement”).
On September 25, 2015, the Parties agreed to extend the Termination Date (as defined in the Merger Agreement) to December 16, 2015 pursuant to Section 9.2(a) of the Merger Agreement.
Pursuant to Section 9.2(a) of the Merger Agreement, Halliburton hereby further extends the Termination Date to April 30, 2016.
Reference is made to Section 10.4 of the Merger Agreement, which section is made applicable to this notice.
Please confirm your agreement by signing below.
[Remainder of page blank; signature page follows.]

Exhibit 99.3

HALLIBURTON COMPANY

By:	/s/ Robb L. Voyles
Name:	Robb L. Voyles
Title:	Executive Vice President and General Counsel

RED TIGER LLC

By:	/s/ Robb L. Voyles
Name:	Robb L. Voyles
Title:	Executive Vice President and General Counsel

AGREED:

BAKER HUGHES INCORPORATED

By: /s/ Alan R. Crain
Name: Alan R. Crain
Title: Senior Vice President, Chief Legal & Governance Officer

Exhibit 99.3

cc:
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
Attention: Kelly B. Rose
J. David Kirkland, Jr.
Telephone: (713) 229-1796
Facsimile: (713) 229-7996
Email: kelly.rose@bakerbotts.com
david.kirkland@bakerbotts.com

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Arthur F. Golden
George R. Bason, Jr.
Michael Davis
Telephone: (212) 450-4000
Facsimile: (212) 450-5800
Email: arthur.golden@davispolk.com
george.bason@davispolk.com
michael.davis@davispolk.com